CHRISTINE HAYER REPASY                                                    [LOGO]
SENIOR VICE PRESIDENT AND                                           THE HARTFORD
GENERAL COUNSEL
HARTFORD LIFE INSURANCE COMPANIES
DIRECT DIAL: (860) 843-3560
FAX: (860) 843-8328
INTERNET: crepasy@hartfordlife.com


August 3, 2004


Board of Directors
Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089

RE:    SEPARATE ACCOUNT TWO
       HARTFORD LIFE INSURANCE COMPANY
       FILE NO. 333-101923

Dear Sir/Madam:

I have acted as General Counsel to Hartford Life Insurance Company (the "Company"), a Connecticut insurance company, and Separate Account Two (the "Account") in connection with the registration of an indefinite amount of securities in the form of variable annuity contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form N-4 registration statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Contracts.

2. The Account is a duly authorized and existing separate account established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.

3. To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Contracts, when issued as contemplated by the Form N-4 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 registration statement for the Contracts and the Account.

Very truly yours,

/s/ Christine Hayer Repasy

Christine Hayer Repasy

                                               Hartford Life Insurance Companies
                                                            200 Hopmeadow Street
                                                              Simsbury, CT 06089
                                                             Mail: P.O. Box 2999
                                                         Hartford, CT 06104-2999